CallidusCloud Announces Second Quarter 2012 Results

Q2 SaaS Revenue up 30% Year Over Year; Q2 SaaS Billings(1) up 40% Year Over Year; GAAP Gross Margin Reached 47% up From 39% Year Over Year; 147 New Subscription Customers Added in Q2

PLEASANTON, CA -- (Marketwire - August 02, 2012) - CallidusCloud® (NASDAQ: CALD), the leader in cloud based solutions for sales effectiveness, today announced financial results for the second quarter ended June 30, 2012.

"I am pleased with our performance in Q2. We had record recurring revenues, strong SaaS billings and a record number of new customers. Our Commissions business performed stronger than ever with deals signed in North America, Colombia, the UAE, and Russia. We saw demand across multiple industries with particular strength in insurance and telecommunications. The Learning, CPQ and Marketing Automation businesses all contributed to a great quarter," said Leslie Stretch, President and CEO of CallidusCloud.

Financial Highlights for the Second Quarter 2012

  Total revenue was $23.8 million for the second quarter, representing an increase of 17% compared to the same quarter last year. Total recurring revenues, which include SaaS revenues and maintenance and support, were $18.0 million, up 17% compared to the second quarter of 2011. SaaS revenues of $14.0 million were up 30%, benefitting by $740,000 from an early customer acceptance, while maintenance and support revenues of $4.0 million were down 13% as compared to the second quarter of 2011. Service and other revenues of $5.8 million were up 15% as compared to the same quarter of 2011.
  Total GAAP gross margin was 47% for the second quarter up from 39% in the same quarter in 2011.
  Non-GAAP gross margin continued at its quarterly record level of 53% for the second quarter of 2012, up from 46% for the second quarter of 2011. Non-GAAP gross margin for the second quarter of 2012 excludes $1.0 million of stock-based compensation expense and $526,000 of amortization of acquired intangibles.
  Second quarter 2012 GAAP recurring revenue gross margin was 56% up from 44% for the second quarter of 2011. Second quarter non-GAAP recurring revenue gross margin, which excludes $383,000 of stock-based compensation and $488,000 of amortization of acquired intangibles, was 61%, up from 52% for the second quarter of 2011.
  GAAP net loss was $5.4 million, or ($0.15) per share, for the second quarter of 2012, which included $4.3 million of stock-based compensation expense, a benefit of $1.8 million for an acquisition-related purchase adjustment, $837,000 of convertible note related interest and amortization expense, $785,000 of amortization of acquired intangible assets, $267,000 of acquisition-related expense and $179,000 of restructuring expense and other. This compares to a GAAP net loss of $4.7 million, or ($0.14) per share, for the second quarter of 2011, which included $3.7 million of stock-based compensation expense, $452,000 of convertible note related expense items, $278,000 of patent litigation cost, $255,000 of amortization of acquired intangible assets, and $237,000 of acquisition related expense.
  Non-GAAP net loss was ($909,000), or ($0.03) per fully diluted share, for the quarter, compared to non-GAAP net income of $165,000, for the same period last year excluding the items identified above.

Business Highlights for the Second Quarter 2012

  Acquired 6FigureJobs, a premier executive career community and job board. The acquisition extends CallidusCloud's Hiring Cloud suite into a comprehensive sales and executive focused talent recruitment solution.

  Alliances development including joining Salesforce.com's ISV Force program. This program incentivizes Salesforce.com's end users to partner with CallidusCloud apps across their business beginning with CallidusCloud CPQ from the Selling Cloud and CallidusCloud Litmos Mobile Learning from the Learning Cloud.

  The CallidusCloud® Sales Effectiveness suite was selected as a finalist for the prestigious International Business Awards -- The Stevies in the "Best Cloud Application/Service", "Best Human Capital Management Solution", and "Best Financial Management Solution" categories.

  CallidusCloud hosted C3 -- the largest Sales Performance and Effectiveness conference of its kind in May 2012 -- where it announced the launch of its gamification solution. This sales engagement solution uses a reward and scoring system to drive performance-improving behaviors and represents a significant initiative in the SPM space.

Financial Outlook
Total revenue for the third quarter of 2012 is expected to be between $22.6 million and $23.6 million. For the full year 2012 we expect total revenues to be between $94.0 million and $95.5 million. GAAP operating expenses are expected to be between $18.6 million and $19.6 million in the third quarter of 2012, which includes stock-based compensation expense of approximately $3.7 million, amortization of acquired intangibles of $800,000 and $500,000 of acquisition related costs and legal costs to defend our intellectual property.

Conference Call

A conference call to discuss the second quarter results and outlook is scheduled for 1:30 p.m. Pacific Daylight Time (PDT) today. The conference call will be available via live webcast at the Investor Relations section of CallidusCloud's website.

Webcast site: http://www.media-server.com/m/acs/899ec808f0b545f52b65d9970fd999be
Dial-in number: 800-573-4842 (International callers: 617-224-4327)
Passcode: 53540559

Replay: A webcast replay will be available after 6:30 p.m. PT on August 2, 2012 through August 10, 2012. The webcast replay will be available at the Investor Relations section of our website under Calendar of Events.

Note: (1) Billings is defined as revenue plus the change in quarterly deferred revenue.

About Callidus Software
Callidus Software Inc. (NASDAQ: CALD) is the market and technology leader in sales effectiveness cloud computing. Our customers gain a competitive advantage by maximizing sales cost efficiencies and driving improvements in sales effectiveness. CallidusCloud's award-winning multi-tenant SaaS applications set the standard for performance management of a company's sales force and channel partners. Over 2.5 million users rely on our solutions to power their performance. For more information, please visit www.calliduscloud.com.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including discussion of our commercial prospects, estimates of third quarter and full year 2012 revenues, operating expenses, stock-based compensation expense and amortization of acquired intangibles expenses reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, uncertainty regarding purchasing trends in the SPM market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, uncertainty regarding the demand for and profitability of our on-demand services, increased competition or new entrants in the marketplace, and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K for 2011 and its first quarter 2012 Form 10-Q which may be obtained by contacting CallidusCloud's Investor Relations department at 925-251-2248, or from the Investor Relations section of CallidusCloud's website (CallidusCloud Investor Relations). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

Callidus has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP net loss and non-GAAP net loss per share. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense, a benefit from a purchase acquisition-related adjustment, restructuring expense, acquisition related expense, patent litigation cost, convertible note interest expense, amortization of convertible note issuance cost and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

©2012. Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, TrueComp Manager, ActekSoft, ACom3, ForceLogix, Salesforce Assessments, iCentera, Webcom, LeadFormix, Litmos, the Litmos logo, Rapid Intake, and 6FigureJobs are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                           CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 (In thousands, except for per share data)
                                (unaudited)

                                  Three months ended     Six months ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2012       2011       2012       2011
                                 ---------  ---------  ---------  ---------

Revenues:
  Recurring                      $  18,027  $  15,350  $  34,913  $  30,052
  Services and other                 5,754      5,005     10,881     10,114
                                 ---------  ---------  ---------  ---------

    Total revenues                  23,781     20,355     45,794     40,166

Cost of revenues:
  Recurring (1) (2)                  7,902      8,537     15,460     16,497
  Services and other (1) (2)         4,815      3,978      9,213      8,015
                                 ---------  ---------  ---------  ---------

    Total cost of revenues          12,717     12,515     24,673     24,512
                                 ---------  ---------  ---------  ---------

Gross profit                        11,064      7,840     21,121     15,654

Operating expenses:
  Sales and marketing (1) (2)        8,285      4,856     15,196      9,050
  Research and development (1)       4,067      2,756      8,076      5,270
  General and administrative (1)
   (2) (3) (4)                       4,849      4,353      9,854      7,827
  Acquisition-related adjustment    (1,837)         -     (1,837)         -
  Restructuring                        172         (2)       614         37
                                 ---------  ---------  ---------  ---------

    Total operating expenses        15,536     11,963     31,903     22,184
                                 ---------  ---------  ---------  ---------

Operating loss                      (4,472)    (4,123)   (10,782)    (6,530)

Interest and other income
 (expense), net (5) (6)               (944)      (491)    (1,739)      (442)
                                 ---------  ---------  ---------  ---------

Loss before provision (benefit)
 for income taxes                   (5,416)    (4,614)   (12,521)    (6,972)

Provision (benefit) for income
 taxes (7)                              17        119       (105)       199
                                 ---------  ---------  ---------  ---------

Net loss                         $  (5,433) $  (4,733) $ (12,416) $  (7,171)
                                 =========  =========  =========  =========

Basic and diluted net loss per
 share                           $   (0.15) $   (0.14) $   (0.36) $   (0.22)
                                 =========  =========  =========  =========

Shares used in basic and diluted
 per share computation              35,235     33,048     34,674     33,079
                                 =========  =========  =========  =========

--------------------------------
(1) Stock-based compensation
 included in amounts above by
 category:

  Cost of recurring              $     383  $   1,037  $     929  $   1,791
  Cost of services and other           573        362      1,050        685
  Sales and marketing                1,165        452      1,940        820
  Research and development             485        363        899        724
  General and administrative         1,687      1,464      2,677      2,063
                                 ---------  ---------  ---------  ---------
    Total stock-based
     compensation                    4,293      3,678      7,495      6,083

(2) Acquisition, acquired and
 settlement related asset
 amortization

  Cost of recurring                    488         86        974        124
  Cost of services and other            38          -         44          -
  Sales and marketing                  202        154        413        297
  General and administrative            57         15        120         24
                                 ---------  ---------  ---------  ---------
    Total acquisition related
     asset amortization                785        255      1,551        445

(3) Acquisition-related expense        267        237        637        383
(4) Patent litigation cost               7        278        620        578
(5) Interest expense on
 convertible notes                     703        392      1,406        392
(6) Amortization of convertible
 note issuance cost                    134         60        268         60
(7) Tax benefit from release of
 valuation allowance                     -          -       (224)         -

                           CALLIDUS SOFTWARE INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS

                               (In thousands)
                                (unaudited)

                                                   June 30,    December 31,
Assets                                               2012          2011
                                                 ------------  ------------

Current assets:
  Cash and cash equivalents                      $      5,922  $     17,383
  Short-term investments                               25,613        35,406
  Accounts receivable, net                             28,710        21,778
  Deferred income taxes                                   110           110
  Prepaid and other current assets                      7,168         5,831
                                                 ------------  ------------

    Total current assets                               67,523        80,508

Property and equipment, net                             6,962         6,772
Goodwill                                               30,916        24,245
Intangible assets, net                                 23,403        17,769
Deferred income taxes, noncurrent                         206           206
Deposits and other assets                               3,388         3,936
                                                 ------------  ------------

    Total assets                                 $    132,398  $    133,436
                                                 ============  ============

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                               $      4,553  $      3,515
  Accrued payroll and related expenses                  3,899         4,278
  Accrued expenses                                     12,542        12,272
  Deferred income taxes                                   596           596
  Deferred revenue                                     32,663        30,211
  Capital lease obligations                             1,229         1,196
                                                 ------------  ------------

    Total current liabilities                          55,482        52,068

Deferred revenue, noncurrent                            3,216         4,257
Deferred income taxes, noncurrent                         269           197
Other liabilities                                       1,976         2,413
Capital lease obligations, noncurrent                     306           915
Convertible notes                                      59,215        59,215
                                                 ------------  ------------

    Total liabilities                                 120,464       119,065
                                                 ------------  ------------

Stockholders' equity:
  Common stock                                             34            33
  Additional paid-in capital                          248,758       238,798
  Treasury stock                                      (14,430)      (14,430)
  Accumulated other comprehensive income                  207           189
  Accumulated deficit                                (222,635)     (210,219)
                                                 ------------  ------------

    Total stockholders' equity                         11,934        14,371
                                                 ------------  ------------

    Total liabilities and stockholders' equity   $    132,398  $    133,436
                                                 ============  ============

                           CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                (unaudited)
                                                 Six months ended, June 30,
                                                 --------------------------
                                                     2012          2011
                                                 ------------  ------------

Cash flows from operating activities:
  Net loss                                       $    (12,416) $     (7,171)

  Adjustments to reconcile net loss to net cash
   provided by (used in)
    operating activities:
    Depreciation expense                                1,490         1,587
    Amortization of intangible assets                   2,558         1,394
    Provision for doubtful accounts and service
     remediation reserves                                  52            47
    Stock-based compensation                            7,495         6,040
    Stock-based compensation related to
     acquisition                                            -            42
    Release of valuation allowance                       (224)            -
    Gain on disposal of property                           (5)            -
    Amortization of convertible note issuance
     cost                                                 268            60
    Net amortization on investments                       231           173
    Acquisition-related adjustment                     (1,837)            -
      Changes in operating assets and
       liabilities:
      Accounts receivable                              (6,712)        1,623
      Prepaid and other current assets                   (637)        2,064
      Other assets                                        548        (3,172)
      Accounts payable                                    118        (1,161)
      Accrued expenses                                   (374)          931
      Accrued payroll and related expenses               (379)           81
      Accrued restructuring                               230          (209)
      Deferred revenue                                  1,270          (848)
      Deferred income taxes                                72            77
                                                 ------------  ------------
Net cash provided by (used in) operating
 activities                                            (8,252)        1,558
                                                 ------------  ------------

  Cash flows from investing activities:
  Purchases of investments                            (16,536)      (33,569)
  Proceeds from maturities and sale of
   investments                                         26,111        10,063
  Purchases of property and equipment                  (1,714)         (982)
  Proceeds from disposal of property and
   equipment                                                5             -
  Purchases of intangible assets                       (4,485)       (1,128)
  Acquisitions, net of cash acquired                   (7,721)       (5,860)
                                                 ------------  ------------
Net cash used in investing activities                  (4,340)      (31,476)
                                                 ------------  ------------

  Cash flows from financing activities:
  Proceeds from issuance of common stock                4,295         4,516
  Repurchase of stock                                       -       (14,430)
  Repurchase of common stock from employees for
   payment of taxes onvesting of restricted
   stock units                                         (1,829)         (681)
  Payment of consideration related to
   acquisition                                           (723)         (600)
  Proceeds from issuance of convertible notes,
   net of issuance costs                                    -        77,369
  Repayment of debt assumed through acquisition           (30)            -
  Payment of principal under capital lease               (587)         (601)
                                                 ------------  ------------
Net cash provided by financing activities               1,126        65,573
                                                 ------------  ------------
Effect of exchange rates on cash and cash
 equivalents                                                5            37
                                                 ------------  ------------
Net increase (decrease) in cash and cash
 equivalents                                          (11,461)       35,692
Cash and cash equivalents at beginning of period       17,383        12,830
                                                 ------------  ------------
Cash and cash equivalents at end of period       $      5,922  $     48,522
                                                 ============  ============

                           CALLIDUS SOFTWARE INC.
           RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
         (In thousands, except for percentages and per share data)
                                (unaudited)

                                  Three months ended     Six months ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2012       2011       2012       2011
                                 ---------  ---------  ---------  ---------

Non-GAAP gross profit
 reconciliation

Gross profit                     $  11,064  $   7,840  $  21,121  $  15,654

    Profit margin, as a % of
     total revenues                     47%        39%        46%        39%
Add back:
    Non-cash stock-based
     compensation                      956      1,399      1,979      2,476
    Non-cash amortization of
     acquired intangible assets        526         86      1,018        124
                                 ---------  ---------  ---------  ---------
Non-GAAP gross profit            $  12,546  $   9,325  $  24,118  $  18,254
                                 ---------  ---------  ---------  ---------

    Profit margin, as a % of
     total revenues                     53%        46%        53%        45%

Non-GAAP recurring revenue gross
 profit reconciliation

Recurring revenue gross profit   $  10,125  $   6,813  $  19,453  $  13,555
    Recurring revenue profit
     margin, as a % of recurring
     revenues                           56%        44%        56%        45%
Add back:
    Non-cash stock-based
     compensation                      383      1,037        929      1,791
    Non-cash amortization of
     acquired intangible assets        488         86        974        124
                                 ---------  ---------  ---------  ---------
Non-GAAP Recurring revenue gross
 profit                          $  10,996  $   7,936  $  21,356  $  15,470
                                 ---------  ---------  ---------  ---------
    Recurring revenue profit
     margin, as a % of recurring
     revenues                           61%        52%        61%        51%

Non-GAAP operating expense
 reconciliation:

Operating expenses               $  15,536  $  11,963  $  31,903  $  22,184
    Operating expenses, as a %
     of total revenues                  65%        59%        70%        55%
Add back:
    Non-cash stock-based
     compensation                   (3,337)    (2,279)    (5,516)    (3,607)
    Non-cash amortization of
     acquired intangible assets       (259)      (169)      (533)      (321)
    Acquisition-related expense       (267)      (237)      (637)      (383)
    Patent litigation cost              (7)      (278)      (620)      (578)
    Acquisition-related
     adjustment                      1,837          -      1,837          -
    Restructuring                     (172)         2       (614)       (37)
                                 ---------  ---------  ---------  ---------
Non-GAAP Operating Expenses      $  13,331  $   9,002  $  25,820  $  17,258
                                 ---------  ---------  ---------  ---------
    Non-GAAP Operating expenses,
     as a % of total revenues           56%        44%        56%        43%

Non-GAAP operating income (loss)
 reconciliation:

Operating loss                   $  (4,472) $  (4,123) $ (10,782) $  (6,530)
    Operating loss, as a % of
     total revenues                    -19%       -20%       -24%       -16%
Add back:
    Non-cash stock-based
     compensation                    4,293      3,678      7,495      6,083
    Non-cash amortization of
     acquired intangible assets        785        255      1,551        445
    Acquisition-related expense        267        237        637        383
    Patent litigation cost               7        278        620        578
    Acquisition-related
     adjustment                     (1,837)         -     (1,837)         -
    Restructuring                      172         (2)       614         37
                                 ---------  ---------  ---------  ---------
Non-GAAP Operating income (loss) $    (785) $     323  $  (1,702) $     996
                                 ---------  ---------  ---------  ---------
    Non-GAAP Operating income
     (loss), as a % of total
     revenues                           -3%         2%        -4%         2%

                           CALLIDUS SOFTWARE INC.
           RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
         (In thousands, except for percentages and per share data)
                                (unaudited)

                                  Three months ended     Six months ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2012       2011       2012       2011
                                 ---------  ---------  ---------  ---------

Non-GAAP net loss
 reconciliation:

Net loss                         $  (5,433) $  (4,733) $ (12,416) $  (7,171)
    Net loss, as a % of total
     revenues                          -23%       -23%       -27%       -18%
Add back:
    Non-cash stock-based
     compensation                    4,293      3,678      7,495      6,083
    Non-cash amortization of
     acquired intangible assets        785        255      1,551        445
    Acquisition related expenses       267        237        637        383
    Patent litigation costs              7        278        620        578
    Acquisition-related
     adjustment                     (1,837)         -     (1,837)         -
    Restructuring                      172         (2)       614         37
    Interest expense on
     convertible notes                 703        392      1,406        392
    Amortization of convertible
     note issuance cost                134         60        268         60
    Tax benefit from release of
     valuation allowance                 -          -       (224)         -
                                 ---------  ---------  ---------  ---------
Non-GAAP Net income (loss)       $    (909) $     165  $  (1,886) $     807
                                 ---------  ---------  ---------  ---------
    Non-GAAP Net income (loss),
     as a % of total revenues           -4%         1%        -4%         2%

Non-GAAP net income (loss) per
 share reconciliation:

Net loss per basic and diluted
 share                           $   (0.15) $   (0.14) $   (0.36) $   (0.22)
Add back:
    Non-cash stock-based
     compensation                     0.12       0.11       0.22       0.18
    Non-cash amortization of
     acquired intangible assets       0.02       0.01       0.04       0.01
    Acquisition related expenses      0.01          -       0.02       0.01
    Patent litigation costs              -       0.01       0.02       0.02
    Acquisition-related
     adjustment                      (0.05)         -      (0.05)         -
    Restructuring                        -          -       0.02          -
    Interest expense on
     convertible notes                0.02       0.01       0.04       0.02
    Amortization of convertible
     note issuance cost                  -          -       0.01          -
    Tax benefit from release of
     valuation allowance                 -          -      (0.01)         -
                                 ---------  ---------  ---------  ---------
Non-GAAP net income (loss) per
 basic share                     $   (0.03) $       -  $   (0.05) $    0.02
                                 ---------  ---------  ---------  ---------

Non-GAAP net income (loss) per
 diluted share                   $   (0.03) $       -  $   (0.05) $    0.02
                                 ---------  ---------  ---------  ---------

Basic and fully diluted shares
 reconciliation:

Basic shares                        35,235     33,048     34,674     33,079
                                 ---------  ---------  ---------  ---------
Add back:
    Weighted average effect of
     dilutive securities                 -     15,797          -     15,508
                                 ---------  ---------  ---------  ---------
Diluted shares                      35,235     48,845     34,674     48,587
                                 ---------  ---------  ---------  ---------

Investor Relations Contact
Carolyn Bass
Market Street Partners
(415) 445-3232
carolyn@marketstreetpartners.com